Registration No. 333-60707

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                                IMH ASSETS CORP.
             (Exact name of Registrant as specified in its Charter)

                                   California
                            (State of Incorporation)

                                   33-0705301
                     (I.R.S. Employer Identification Number)

                                1401 Dove Street
                         Newport Beach, California 92660
                                 (949) 475-3800
   (Address and telephone number of Registrant's principal executive offices)

                                 Richard Johnson
                                IMH Assets Corp.
                                1401 Dove Street
                         Newport Beach, California 92660
                                 (949) 475-3800
            (Name, address and telephone number of agent for service)

                                ----------------

                                   Copies to:
                           Paul D. Tvetenstrand, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048

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         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   |X|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under)the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                      PROPOSED            PROPOSED
                                                                       MAXIMUM            MAXIMUM
                                                                      OFFERING           AGGREGATE          AMOUNT OF
                                                AMOUNT TO BE            PRICE             OFFERING        REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED         REGISTERED (1)       PER UNIT (2)         PRICE (2)         FEE (1)(3)
------------------------------------------------------------------------------------------------------------------------
Collateralized Mortgage Bonds, issued in         $80,000,000            100%             $80,000,000       $21,120.00
series
========================================================================================================================

(1) $411,613,108.00 aggregate principal amount of Collateralized Mortgage Bonds registered by the Registrant under Registration Statement No. 333-60707 not previously sold are proposed to be combined in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 462(b) of the Securities Act of 1933. All registration fees in connection with such unsold amount of Collateralized Mortgage Bonds have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $491,613,108.00.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Previously paid.

                           --------------------------

This Registration Statement constitutes a post-effective amendment to Registration Statement No. 333-60707. Such post-effective amendment shall become effective upon filing in accordance with Rule 462(b) of the Securities Act of 1933.


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

                           INCORPORATION BY REFERENCE

    This filing made pursuant to Rule 462(b) of the Securities Act of 1933, as amended, incorporates by reference Registration Statement No. 333-60707.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Bonds being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement..............          $21,250
         Legal Fees and Expenses............................           60,000
         Accounting Fees and Expenses.......................           60,000
         Trustee's Fees and Expenses
                (including counsel fees)....................           15,000
         Printing and Engraving Fees........................           15,000
         Rating Agency Fees.................................           80,000
         Miscellaneous......................................           10,000
                                                                  -----------
         Total  ............................................      $   261,250
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INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         The Servicing Agreements and the Trust Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Bondholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Servicing Agreements and the Trust Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such and related Bonds other than such expenses related to particular Mortgage Loans.

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Section 317 of the California Corporations Code allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VI of the Registrant's Articles of Incorporation (Exhibit 3.1 hereto) and Article XI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The

Registrant has also entered into agreements with its directs and executive officers that would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--
            1.1     --      Form of Underwriting Agreement.*
            3.1     --      Amended Articles of Incorporation.*
            3.2     --      By-Laws.*
            4.1     --      Form of Servicing Agreement.*
            4.2     --      Form of Trust Agreement.*
            4.3     --      Form of Indenture.*
            5.1     --      Opinion of Thacher Proffitt & Wood with respect to
                            legality.**
            8.1     --      Opinion of Thacher Proffitt & Wood with respect to
                            certain tax matters (included with Exhibit 5.1).**
           23.1     --      Consent of Thacher Proffitt & Wood (included as part
                            of Exhibit 5.1 and Exhibit 8.1).**
           24.1     --      Power of Attorney.*
           25.1     --      Statement of Eligibility and Qualification of
                            Trustee under the Trust Indenture Act of 1939 for
                            Bankers Trust Company of California, N.A.*

-----------------
* Incorporated by reference from Registration Statement on Form S-3 (File No. 333-6637).
** Incorporated by reference from Registration Statement on Form S-3 (File No. 333-60707).


UNDERTAKINGS (ITEM 17 OF FORM S-3).

(a)        The Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration
           Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, IMH Assets Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport Beach, State of California, on the 14th day of November 2000.

                                    IMH ASSETS CORP.


                                    By     *
                                      ----------------------------------
                                    Name:   Richard Johnson
                                    Title:  Director and Chief Financial Officer


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                     SIGNATURE                                    TITLE                                DATE
    *                                                  Director and                               November 14, 2000
-----------------------------------------------        President
William Ashmore                                        (Principal Executive
                                                       Officer)


    *                                                  Director, Chief Financial                  November 14, 2000
-----------------------------------------------        Officer and Secretary
Richard Johnson                                        (Principal Financial Officer
                                                       and Principal Accounting Officer)


    *                                                  Director                                   November 14, 2000
-----------------------------------------------
Lee Bromiley



*By:    /s/ Richard Johnson
    ---------------------------------
    Richard Johnson
    Attorney-in-fact pursuant to a power of attorney filed with Registration Statement No. 333-6637.